                                                                    Exhibit 21.1

                     VITRONICS CORPORATION AND SUBSIDIARY



The following is a list of the Company's subsidiary:


                                                        Percentage of voting
                                                        securities owned by
                                                       Vitronics Corporation
           Name              Organized under Laws of   as of December 31, 1995
           ----              -----------------------   -----------------------


Vitronics Europe Limited         United Kingdom                 100%
